Exhibit 99.1

UCN, INC. REPORTS THIRD QUARTER 2006 RESULTS

AND RECENT KEY WINS

inContact Record Revenue of 194% to $3.9 Million

Salt Lake City – November 9, 2006 – UCN, Inc. (OTCBB: UCNN), the leading provider of all-in-one, off-premises contact center technology services, today announced financial results for the third quarter ended September 30, 2006.

Q3 FINANCIAL HIGHLIGHTS

•	Consolidated gross profit margin improved by 2.5 percentage points to 37.1% over the same period in 2005.

•	EBITDA was $435,000, which includes $129,000 of stock-based compensation expense.

•	InContact™ segment achieved its seventh consecutive quarter of record revenue growth, totaling $3.9 million for the quarter, up 194% over the same period in 2005, and bringing the year-to-date total to $10.5 million.

RECENT INCONTACT KEY WINS

•	A government contractor that delivers services to government facilities in over 25 states. The initial deployment is 95 customer service and tech support seats, with plans to grow to 200.

•	A leading international professional services company. The initial deployment is 120 global help desk representatives, with potential to grow to more than 375 reps, located in multiple countries.

•	A Mexico-based call center outsourcer. The initial deployment is 100 seats, with opportunity to grow.

•	A leading software provider relocating its customer support workforce from India to the US. The initial deployment is 25 seats, with opportunity to grow into three different support centers, two in the US and one in Europe.

Q3 FINANCIAL RESULTS

Consolidated revenue for the quarter decreased 9% to $20.2, as compared to $22.2 million for the same quarter in 2005. The decrease is primarily due to UCN’s decision to improve overall gross profit margin by discontinuing telecommunication services to a few large volume, low-margin customers during the second quarter of 2006. Gross profit margins increased 2.5 percentage points to 37.1% during the quarter from 34.6% in the same period last year. The company calculates gross profit margin by subtracting costs of revenue from revenue.

Consolidated net loss for the quarter was $1.6 million or 7 cents per share, as compared to a net loss of $1.6 million or 8 cents per share for the same period in 2005. The net loss for the quarter includes: continued investment in the inContact segment; $1.9 million of depreciation and amortization for the quarter; and $129,000 in stock-based compensation expense for the quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure; however, management believes it provides important insight into UCN’s operating results due to depreciation and amortization recorded on a quarterly basis. EBITDA was $435,000 for the third quarter 2006, which includes FAS 123(R) stock-based compensation expense of $129,000.

The inContact segment revenue increased 194% to $3.9 million for the quarter, as compared to $1.3 million during the same period in 2005. The segment generated $2.0 million of gross margin and improved gross profit margin to 51.8% for the quarter, as compared to 50.6% in the same period in 2005. InContact segment revenue for the quarter includes $2.8 million of related long distance voice and data services and approximately $1.1 million of inContact technology services. These services include automatic call distribution, interactive voice response, computer telephony integration, call recording, conferencing, call monitoring, and reporting. The inContact segment also includes revenues from customers using any inContact services, as well as their long distance voice and data services.

Paul Jarman, UCN CEO, said, “We made tremendous strides this quarter in five major areas of our business: selling into larger accounts, substantially expanding our product line, adding a new connection model, growing our new telecom provider distribution channel, and improving gross profit margins and EDITDA. Regarding the inContact segment, we continue to win larger inContact accounts and increase total gross margin dollars. We’ve had a number of recent wins that will considerably contribute to the growth of inContact segment revenue over the next couple of quarters.”

CONFERENCE CALL INFORMATION

Date: November 09, 2006

Time: 1:30 PM Pacific (4:30 Eastern)

Dial-In Number: 1-888-238-1551

International: 1-973-582-2780

Conference ID # 8007409

Call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call please call the Liolios Group at (949) 574-3860. An internet audio recording will be available on the www.ucn.net/investors page for 12 months.

About UCN, Inc.

UCN, Inc. (OTCBB:UCNN) is the leading provider of all-in-one, off-premises contact center software delivered over the UCN network, which supports both traditional TDM and VoIP connectivity models. Without requiring the purchase of onsite hardware or software, the inContact™ platform delivers network routing, skills-based contact distribution (ACD), sophisticated interactive voice response (IVR), call recording and monitoring, a breadth of reporting tools, workforce optimization, customer satisfaction measurement and contact flow customization tools. As an on-demand product, inContact customers pay a monthly fee based on usage. For more information about UCN visit www.ucn.net.

Company Contact: Jan Johnson UCN, VP of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc. Scott Liolios or Ron Both 949-574-3860 scott@liolios.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

UCN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(unaudited)
	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,540	$5,471
Restricted cash	10	651
Accounts and other receivables, net of allowance for uncollectible accounts of $1,637 and $1,596, respectively	10,851	11,368
Other current assets	427	561

Total current assets	15,828	18,051

Property and equipment, net	5,097	5,225
Intangible assets, net	7,638	11,545
Other assets	623	822

Total assets	$29,186	$35,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$3,328
Current portion of long-term debt and capital lease obligations	955	2,966
Trade accounts payable	8,671	11,380
Accrued liabilities	2,337	2,268
Accrued commissions	1,283	1,355

Total current liabilities	13,246	21,297

Long-term debt and capital lease obligations	7,906	5,511
Other long-term liabilities	83	247

Total liabilities	21,235	27,055

Total stockholders’ equity	7,951	8,588

Total liabilities and stockholders’ equity	$29,186	$35,643

UCN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Three months ended September 30,
	2006	2005
Revenue	$20,204	$22,152

Operating expenses:
Costs of revenue	12,708	14,483
Selling and promotion	3,498	3,077
General and administrative	3,303	3,656
Depreciation and amortization	1,879	1,901
Research and development	260	338

Total operating expenses	21,648	23,455

Loss from operations	(1,444)	(1,303)

Other income (expense):
Interest income	42	26
Interest expense	(244)	(289)

Total other expense	(202)	(263)

Net loss before income taxes	(1,646)	(1,566)

Income tax expense	3	—

Net loss	(1,649)	(1,566)

Preferred dividends	—	—

Net loss applicable to common stockholders	$(1,649)	$(1,566)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	25,142	20,783

UCN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Nine months ended September 30,
	2006	2005
Revenue	$63,794	$59,614

Operating expenses:
Costs of revenue	41,771	38,984
Selling and promotion	10,548	9,587
General and administrative	9,785	9,677
Depreciation and amortization	5,622	5,112
Research and development	921	967

Total operating expenses	68,647	64,327

Loss from operations	(4,853)	(4,713)

Other income (expense):
Interest income	124	70
Interest expense	(828)	(698)
Loss on early extinguishment of debt	(364)	—

Total other expense	(1,068)	(628)

Net loss before income taxes	(5,921)	(5,341)

Income tax expense	11	—

Net loss	(5,932)	(5,341)

Preferred dividends	—	(38)

Net loss applicable to common stockholders	$(5,932)	$(5,379)

Net loss per common share:
Basic and diluted	$(0.25)	$(0.26)

Weighted average common shares outstanding:
Basic and diluted	24,111	20,361

UCN, INC.

Segment Revenue and Operating Loss - (Unaudited)

(in thousands)

	Three Months Ended September 30, 2006
	Telecom	inContact	Consolidated
Revenue	$16,274	$3,930	$20,204

Cost of revenue	10,812	1,896	12,708
Selling and promotion	2,003	1,495	3,498
General and administrative	2,353	950	3,303
Depreciation and amortization	1,362	517	1,879
Research and development	—	260	260

Loss from operations	$(256)	$(1,188)	$(1,444)

	Three Months Ended September 30, 2005
	Telecom	inContact	Consolidated
Revenue	$20,815	$1,337	$22,152

Cost of revenue	13,823	660	14,483
Selling and promotion	2,891	186	3,077
General and administrative	3,450	206	3,656
Depreciation and amortization	1,786	115	1,901
Research and development	—	338	338

Income (loss) from operations	$(1,135)	$(168)	$(1,303)

UCN, INC.

Segment Revenue and Operating Loss - (Unaudited)

(in thousands)

	Nine Months Ended September 30, 2006
	Telecom	inContact	Consolidated
Revenue	$53,290	$10,504	$63,794

Cost of revenue	36,477	5,294	41,771
Selling and promotion	6,207	4,341	10,548
General and administrative	7,272	2,513	9,785
Depreciation and amortization	4,101	1,521	5,622
Research and development	—	921	921

Loss from operations	$(767)	$(4,086)	$(4,853)

	Nine Months Ended September 30, 2005
	Telecom	inContact	Consolidated
Revenue	$56,494	$3,120	$59,614

Cost of revenue	37,512	1,472	38,984
Selling and promotion	8,984	603	9,587
General and administrative	9,325	352	9,677
Depreciation and amortization	4,476	636	5,112
Research and development	—	973	967

Loss from operations	$(3,803)	$(916)	$(4,713)

Reconciliation of Non-GAAP Measure

“EBITDA,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, and EBITDA excluding stock-based compensation are not measures of financial performance under generally accepted accounting principles (GAAP). These measures are provided for the use of the reader in understanding UCN’s operating results and are not prepared in accordance with, nor do they serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not substitutes for information prepared in accordance with GAAP, the company believes that this information is helpful for investors to more easily understand operating financial performance. These measures may better enable an investor to form views of financial performance in the future. These measures have limitations as an analytical tool, and investors should not consider them in isolation or as a substitute for analysis of results prepared in accordance with GAAP.

Reconciliation of EBITDA to Net income (loss) applicable to common stockholders as it is presented on the Consolidated Statements of

Operations for UCN, Inc. (unaudited)

(in thousands)

	Three months ended September 30,
	2006	2005
Net loss	$(1,649)	$(1,566)

Depreciation and amortization	1,879	1,901
Interest income and expense, net	202	263
Income tax expense	3	—

EBITDA	435	598

Stock-based compensation expenses	129	—

EBITDA less stock -based compensation expenses	$564	$598

	Nine months ended September 30,
	2006	2005
Net loss applicable to common stockholders	$(5,932)	$(5,379)
Preferred stock dividend	—	(38)

Net loss	(5,932)	(5,341)

Depreciation and amortization	5,622	5,112
Interest income and expense, net	704	628
Income tax expense	11	—

EBITDA	405	399

Stock -based compensation expenses	426	—

EBITDA less stock-based compensation expenses	$831	$399